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                      FOURTH AMENDMENT TO CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of August 12, 1996 is entered into by and between MARSHALL INDUSTRIES (the "COMPANY") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "BANK").

                                    RECITALS

     A. The Company and the Bank are parties to a Credit Agreement dated as of March 1, 1993, as amended by that certain First Amendment to Credit Agreement dated as of May 3, 1993, that certain Second Amendment to Credit Agreement dated as of March 25, 1994, and that certain Third Amendment to Credit Agreement dated as of June 1, 1995 (effective as of June 1, 1995) (as so amended, the "CREDIT AGREEMENT"), pursuant to which the Bank has extended certain credit facilities to the Company.

     B. The Company has requested that the Bank agree to that certain amendment of the Credit Agreement.

     C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2. AMENDMENT TO CREDIT AGREEMENT. Section 1.01 of the Credit Agreement shall be amended at the defined term "Commitment" by amending and reinstating it in its entirety as follows:

               "'COMMITMENT' means Forty-Five Million Dollars ($45,000,000), as such amount may be reduced from time to time pursuant to Section 2.07."

     3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Bank as follows:

          (a)  No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement

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as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank of any other Person.

     4. EFFECTIVE DATE. This Amendment will become effective as of September 3, 1996 (the "EFFECTIVE DATE"), PROVIDED THAT each of the following conditions precedent is satisfied:

          (a) The Bank has received from the Company a duly executed original (or, if elected by the Bank, an executed facsimile copy) of this Amendment.

          (b) The Bank has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

     5. RESERVATION OF RIGHTS. The Company acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to execute similar amendments under the same or similar circumstances in the future.

     6.   MISCELLANEOUS.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may

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be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Company shall bind the Company with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

          (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 9.03 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          (g) Company covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.


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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                   MARSHALL INDUSTRIES


                                   By:  /s/ Henry W. Chin
                                       ------------------------------------
                                   Title: Vice President/CFO
                                         ----------------------------------

                                   By:   /s/ Robert Rodin
                                       ----------------------------------
                                   Title:  President and CEO
                                         ----------------------------------


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION


                                   By:
                                       -----------------------------------
                                   Title:  Vice President




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